                                                                     Exhibit 4.1


THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR WITH ANY STATE SECURITIES COMMISSION, AND MAY NOT BE TRANSFERRED OR DISPOSED OF BY THE HOLDER IN THE ABSENCE OF A REGISTRATION STATEMENT WHICH IS EFFECTIVE UNDER THE SECURITIES ACT AND APPLICABLE STATE LAWS AND RULES, OR, UNLESS, IMMEDIATELY PRIOR TO THE TIME SET FOR TRANSFER, SUCH TRANSFER MAY BE EFFECTED WITHOUT VIOLATION OF THE SECURITIES ACT AND OTHER APPLICABLE STATE LAWS AND RULES.


                               BIOPURE CORPORATION

                                     WARRANT



Warrant No. CW - [*]                                             August 23, 2006

         Biopure Corporation, a Delaware corporation (the "COMPANY"), hereby certifies that, for value received, [*] or its registered assigns (including permitted transferees, the "HOLDER"), is entitled to purchase from the Company up to a total of [*] shares (as adjusted from time to time as provided in Section 9) of Common Stock (as defined below), together with the associated preferred stock purchase rights under that certain Rights Agreement (the "RIGHTS AGREEMENT") dated as of as of September 24, 1999 between the Company and American Stock Transfer & Trust Company, as rights agent, to the extent the Rights Agreement is in effect on the date of such purchase, at an exercise price equal to $0.89 per share (as adjusted from time to time as provided in Section 9, the "EXERCISE PRICE"), at any time and from time to time from and after February 23, 2007 (the "INITIAL EXERCISE DATE") to and including August 23, 2011 (the "EXPIRATION DATE"), and subject to the following terms and conditions.

         1. Definitions. The capitalized terms used herein and not otherwise defined shall have the meanings set forth below:


                  "AFFILIATE" of any specified Person means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "CONTROL" means the power to direct the management and policies of such Person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

                  "COMMISSION" means the United States Securities and Exchange Commission.

                  "COMMON STOCK" means the Class A common stock of the Company, $0.01 par value per share.

                  "ELIGIBLE MARKET" means any of the New York Stock Exchange, the American Stock Exchange or Nasdaq, and any successor markets thereto.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "MARKET PRICE" shall mean (i) if the principal trading market for such securities is an exchange, the average of the last reported sale prices per share for the last ten previous Trading Days in which a sale was reported, as officially reported on any consolidated tape, (ii) if clause (i) is not applicable, the average of the closing bid price per share for the last ten previous Trading Days as set forth by Nasdaq or (iii) if clauses (i) and (ii) are not applicable, the average of the closing bid price per share for the last ten previous Trading Days as set forth in the National Quotation Bureau sheet listing for such securities. Notwithstanding the foregoing, if there is no reported sales price or closing bid price, as the case may be, on any of the ten Trading Days preceding the event requiring a determination of Market Price hereunder, then the Market Price shall be determined in good faith after reasonable investigation by resolution of the Board of Directors of the Company.

                  "NASDAQ" means the Nasdaq Capital Market or Nasdaq Global Market, and any successor markets thereto.

                  "OTHER SECURITIES" refers to any capital stock (other than Common Stock) and other securities of the Company or any other Person which the Holder of this Warrant at any time shall be entitled to receive, or shall have received, pursuant to the terms hereof upon the exercise of this Warrant, in lieu of or in addition to Common Stock.

                  "PERSON" means any court or other federal, state, local or other governmental authority or other individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

                  "TRADING DAY" means (a) any day on which the Common Stock is listed or quoted and traded on any Eligible Market or (b) if the Common Stock is not then quoted and traded on any Eligible Market, then a day on which trading occurs on the Nasdaq Global Market (or any successor thereto).

                  "WARRANT SHARES" shall initially mean shares of Common Stock (together with the associated preferred stock purchase rights under the Rights Agreement to the extent the Rights Agreement is in effect on the applicable date) and in addition may include Other Securities and Substituted Property (as defined in Section 9(e)(x)) issued or issuable from time to time upon exercise of this Warrant.

         2. Registration of Warrant. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the "WARRANT REGISTER"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes.

         3. Registration of Transfers. The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto as Appendix A duly completed and signed, to the Company at its address specified herein. Upon any such registration and transfer, a new warrant in substantially the form of a Warrant (any such new warrant, a "NEW WARRANT"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

         4. Exercise and Duration of Warrant.

                  (a) This Warrant shall be exercisable, either in its entirety or for a portion of the number of Warrant Shares, by the registered Holder at any time and from time to time from and after the Initial Exercise Date to and including the Expiration Date. At 5:00 P.M. New York City time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value, and the Holder hereof shall have no right to purchase any additional Warrant Shares hereunder.

                  (b) A Holder may exercise this Warrant by delivering to the Company, in accordance with Section 13, this Warrant, together with (i) an exercise notice, in the form attached hereto as Appendix B (the "EXERCISE NOTICE"), appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (as set forth in Section 4(c) below), and the date such items are received by the Company is an "EXERCISE DATE." Execution and delivery of an Exercise Notice in respect of less than all of the Warrant Shares issuable upon exercise of this Warrant shall result in the cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

                  (c) The Holder shall pay the Exercise Price in cash, by certified bank check payable to the order of the Company or by wire transfer of immediately available funds in accordance with the Company's instructions.

                  (d) Except as otherwise provided for herein, this Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company by virtue of the ownership hereof.

                  (e) Notwithstanding anything to the contrary herein, after the Initial Exercise Date, the Company may, by written notice to the Holder, require that the Holder execute and deliver to the Company an Exercise Notice exercising all of the Warrant Shares then held by such Holder within twenty Business Days of the date of the Company's notice; provided, however, that the Company may only provide such notice if the daily volume weighted average price per share of the Common Stock for each of the ten consecutive trading days ended immediately prior to the Company's notice is equal to or greater than the Exercise Price multiplied by 1.5. At 5:00 P.M. New York City time on such 20th Business Day, the portion of this Warrant not exercised prior thereto shall be and become void and of no value, and the Holder hereof shall have no right to purchase any additional Warrant Shares hereunder.

                  (f) The Holder understands that, until such time as the Registration Statement has been declared effective or the Warrant Shares may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the certificates representing any Warrants Shares issued upon exercise of this Warrant will bear a restrictive legend in substantially the following form:

                  "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES AND OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS."

         5. Delivery of Warrant Shares.

                  (a) Upon exercise of this Warrant, the Company shall promptly issue or cause to be issued and deliver or cause to be delivered to the Holder, in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise (the "CERTIFICATE"). The Holder, or any Person so designated by the Holder to receive the Warrant Shares, shall be deemed to have become holder of record of such Warrant Shares as of the Exercise Date.

                  (b) This Warrant is exercisable, either in its entirety or, from time to time, for a portion of the number of Warrant Shares. Upon surrender of this Warrant following one or more partial exercises, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

         6. Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue, delivery or registration of any certificates for Warrant Shares or Warrant in a name other than that of the Holder and that the Holder will be required to pay any tax with respect to cash received in lieu of fractional shares. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

         7. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company, at the sole expense of the Holder (such expenses, if any imposed by the Company to be reasonable), shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and in substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested by the Company.

         8. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from all taxes, liens, claims, encumbrances with respect to the issuance of such Warrant Shares and will not be subject to any pre-emptive rights or similar rights (taking into account the adjustments and restrictions of Section 9 hereof). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued, fully paid and nonassessable. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed or quoted, as the case may be; provided, however, that such actions shall only require the Company's best efforts (or other specified standard) to the extent specifically provided for in this Warrant.

         9. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

                  (a) Stock Dividends. If the Company, at any time while this Warrant is outstanding, pays a dividend on its Common Stock payable in additional shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, then in each such case the Exercise Price shall be multiplied by a fraction, (A) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the opening of business on the day after the record date for the determination of stockholders entitled to receive such dividend or distribution and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately after the distribution date of such dividend or distribution. Any adjustment made pursuant to this Section 9(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution; provided, however, that if following such record date the Company rescinds or modifies such dividend or distribution, the Exercise Price shall be appropriately adjusted (as of the date that the Company effectively rescinds or modifies such dividend or distribution) to take into account the effect of such rescinded or modified dividend or distribution on the Exercise Price pursuant to this Section 9(a).


                  (b) Stock Splits. If the Company, at any time while this Warrant is outstanding, (i) subdivides outstanding shares of Common Stock into a larger number of shares, or (ii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction, (A) the numerator of which shall be the number of shares of Common Stock outstanding immediately before such event and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment pursuant to this Section 9(b) shall become effective immediately after the effective date of such subdivision or combination.

                  (c) Reclassifications. A reclassification of the Common Stock (other than any such reclassification in connection with a merger or consolidation to which Section 9(e) applies) into shares of any other class of stock shall be deemed:

             (i) a distribution by the Company to the holders of its Common Stock of such shares of such other class of stock for the purposes and within the meaning of this Section 9; and

             (ii) if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock for the purposes and within the meaning of Section 9(b).

                  (d) Other Distributions. If the Company, at any time while this Warrant is outstanding, distributes to holders of Common Stock (i) evidences of its indebtedness, (ii) shares of any class of capital stock, (iii) rights or warrants to subscribe for or purchase any shares of any class of capital stock or (iv) any other asset, other than a distribution of Common Stock covered by Section 9(a), (in each case, "DISTRIBUTED PROPERTY"), then in each such case the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution (and the Exercise Price thereafter applicable) shall be adjusted (effective on and after such record date) to equal the product of such Exercise Price multiplied by a fraction, (A) the numerator of which shall be Market Price on such record date less the then fair market value of the Distributed Property distributed in respect of one outstanding share of Common Stock, which, if the Distributed Property is other than cash or marketable securities, shall be as determined in good faith by the Board of Directors of the Company whose determination shall be described in a board resolution, and (B) the denominator of which shall be the Market Price on such record date; provided, however, that if following the record date for such distribution the Company rescinds or modifies such distribution, the Exercise Price shall be appropriately adjusted (as of the date that the Company effectively rescinds or modifies such distribution) to take into account the effect of such rescinded or modified distribution on the Exercise Price pursuant to this Section 9(d).

                  (e) Fundamental Transactions. If, at any time following the Initial Exercise Date, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions or (iii) there shall occur any merger of another Person into the Company whereby the Common Stock is cancelled, converted or reclassified into or exchanged for other securities, cash or property (in any such case, a "FUNDAMENTAL TRANSACTION"), then, as a condition to the consummation of such Fundamental Transaction, the Company shall (or, in the case of any Fundamental Transaction in which the Company is not the surviving entity, the Company shall take all reasonable steps to cause such other Person to) execute and deliver to the Holder of this Warrant a written instrument providing that:

                      (x) so long as this Warrant remains outstanding, upon the exercise hereof at any time on or after the consummation of such Fundamental Transaction and on such terms and subject to such conditions as shall be nearly equivalent as may be practicable to the provisions set forth in this Warrant, this Warrant shall be exercisable into, in lieu of Common Stock issuable upon such exercise prior to such consummation, the securities or other property (the "SUBSTITUTED PROPERTY") that would have been received in connection with such Fundamental Transaction by a holder of the number of shares of Common Stock into which this Warrant was exercisable immediately prior to such Fundamental Transaction, assuming such holder of Common Stock:

                           (A) is not a Person with which the Company
consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (a "CONSTITUENT PERSON"), or an Affiliate of a Constituent Person; and

                           (B) failed to exercise such Holder's rights of
election, if any, as to the kind or amount of securities, cash and other property receivable in connection with such Fundamental Transaction (provided, however, that if the kind or amount of securities, cash or other property receivable in connection with such Fundamental Transaction is not the same for each share of Common Stock held immediately prior to such Fundamental Transaction by a Person other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised (a "NON-ELECTING SHARE"), then, for the purposes of this Section 9(e), the kind and amount of securities, cash and other property receivable in connection with such Fundamental Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares); and

                      (y) the rights and obligations of the Company (or, in the event of a transaction in which the Company is not the surviving Person, such other Person) and the Holder in respect of Substituted Property shall be as nearly equivalent as may be practicable to the rights and obligations of the Company and Holder in respect of Common Stock hereunder.

                  Such written instrument shall provide for adjustments which, for events subsequent to the effective date of such written instrument, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 9. The above provisions of this Section 9(e) shall similarly apply to successive Fundamental Transactions.

                   (f) Adjustment of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraphs (a) through (d) of this Section 9, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price payable for the Warrant Shares immediately prior to such adjustment.

                   (g) Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

                   (h) Adjustments. Notwithstanding any provision of this
         Section 9, no adjustment of the Exercise Price shall be required if such adjustment is less than $0.01; provided, however, that any adjustments which by reason of this Section 9(h) are not required to be made shall be carried forward and taken into account for purposes of any subsequent adjustment required to be made hereunder.

                   (i) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company will promptly deliver to the Holder a certificate executed by the Company's Chief Financial Officer setting forth, in reasonable detail, the event requiring such adjustment and the method by which such adjustment was calculated, the adjusted Exercise Price and the adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable). The Company will retain at its office copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by the Holder or any prospective purchaser of the Warrant designated by the Holder.

                   (j) Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any subsidiary of the Company, (ii) authorizes, approves, enters into any agreement contemplating, or solicits stockholder approval for, any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction at least 15 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to ensure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

         10. Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. If any fraction of a Warrant Share would, except for the provisions of this Section 10, be issuable upon exercise of this Warrant, the Company shall make a cash payment to the Holder equal to (a) such fraction multiplied by (b) the Market Price on the Exercise Date of one full Warrant Share.

         11. Listing on Securities Exchanges. The Company has listed, and will use its best efforts to maintain the listing of, the Warrant Shares on Nasdaq. In furtherance and not in limitation of any other provision of this Warrant, if the Company at any time shall list any Common Stock on any Eligible Market other than Nasdaq, the Company will, at its expense, simultaneously list the Warrant Shares (and use its best efforts to maintain such listing) on such Eligible Market, upon official notice of issuance following the exercise of this Warrant; and the Company will so list, register and use its best efforts to maintain such listing on any Eligible Market any Other Securities, if and at the time that any securities of like class or similar type shall be listed on such Eligible Market by the Company.

         12. Remedies. The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

         13. Notices. Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) shall be in writing and shall be mailed by certified mail, return receipt requested, or by a nationally recognized courier service or delivered (in person or by facsimile), against receipt to the party to whom such notice or other communication is to be given. Any notice or other communication given by means permitted by this
Section 13 shall be deemed given at the time of receipt thereof. The address for such notices or communications shall be as set forth below:

         If to the Company:  Biopure Corporation
                             11 Hurley Street
                             Cambridge, MA 02141

         If to the Holder:   c/o Biopure Corporation
                             11 Hurley Street
                             Cambridge, MA 02141

Or such other address as is provided to such other party in accordance with this
Section 13.

         14. Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon a prompt written notice to the Holder, the Company may appoint a new warrant agent. Any Person into which any new warrant agent may be merged, any Person resulting from any consolidation to which any new warrant agent shall be a party or any Person to which any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register.

         15. Registration Rights. The Common Stock issuable upon exercise of this Warrant shall constitute Registrable Securities (as such term is defined in the Securities Purchase Agreement of even date herewith between the Holder and the Company (the "SECURITIES PURCHASE AGREEMENT")). The original Holder of this Warrant, and any valid transferees thereof pursuant to the Securities Purchase Agreement, shall be entitled to all of the benefits afforded to a holder of any Registrable Securities under the Securities Purchase Agreement and such holder, by its acceptance of this Warrant, agrees to be bound by and to comply with the terms and conditions of the Securities Purchase Agreement applicable to the holder as a holder of Registrable Securities.

         16. Miscellaneous. (a) This Warrant may be assigned by the Holder. This Warrant may not be assigned by the Company, except to a successor in the event of a Fundamental Transaction. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

                  (b) The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any Warrant Shares above the amount payable therefor upon exercise thereof, and (ii) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant, free from all taxes, liens, claims and encumbrances and (iii) will not close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.

                  (c) This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and Federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding that it is not personally subject to the jurisdiction of any such court or that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. THE PARTIES HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

                  (d) Neither party shall be deemed in default of any provision of this Warrant, to the extent that performance of its obligations or attempts to cure a breach hereof are delayed or prevented by any event reasonably beyond the control of such party, including, without limitation, war, hostilities, acts of terrorism, revolution, riot, civil commotion, national emergency, strike, lockout, unavailability of supplies, epidemic, fire, flood, earthquake, force of nature, explosion, embargo, or any other Act of God, or any law, proclamation, regulation, ordinance, or other act or order of any court, government or governmental agency, provided that such party gives the other party written notice thereof promptly upon discovery thereof and uses reasonable efforts to cure or mitigate the delay or failure to perform.

                  (e) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

                  (f) In case any one or more of the provisions of this Warrant shall be deemed invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.


                  [Remainder of page intentionally left blank,
                             signature page follows]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

                                             BIOPURE CORPORATION




                                             By: /s/ Francis H. Murphy
                                                 -------------------------------
                                                 Name: Francis H. Murphy
                                                 Title: Chief Financial Officer







                                [PUBLIC WARRANT]

                             SCHEDULE OF PURCHASERS
                             ----------------------

                                                              Number of Shares
No.                 Name and Address                         Underlying Warrant
---                 ----------------                         ------------------

1.      IFS Ltd.                                                  1,338,028

2.      Ronald Suster                                               739,436

3.      Southridge Partners LP                                      563,380

4.      Cranshire Capital, L.P.                                     563,380

5.      Nite Capital LP                                             492,957

6.      Nu Vision Holdings llc.                                     352,112

7.      Castle Creek Technology Partners LLC                        352,112

8.      Mitchell and Yuriko Cybulski                                323,943

9.      Iroquois Master Fund Ltd.                                   281,690

10.     Crescent International Ltd.                                 281,690

11.     Bristol Investment Fund, Ltd.                               281,690

12.     Cansco LLC                                                  239,436

13.     Les Boelter                                                 205,633

14.     Hudson Bay Fund LP                                          175,000

15.     Southshore Capital Fund Ltd.                                140,845

16.     Constantine A. Kyres                                        105,633

17.     Russell Libby                                                77,464

18.     Hudson Bay Overseas Fund Ltd.                                75,000

19.     Peter H. Weiss                                               70,422

20.     Trust U/W Renee Weiss                                        70,422

                                                              Number of Shares
No.                 Name and Address                         Underlying Warrant
---                 ----------------                         ------------------

21.     Sun West Holdings, Inc.                                     70,422

22.     Gregory Spagna                                              70,422

23.     M & I Dehy Inc.                                             63,380

24.     Huse Family Trust, Wilfred Huse TTEE                        56,338

25.     Larry O. Lee/Dorothy I. Lee                                 40,845

26.     Lauren A. Daman                                             35,211

27.     Timothy Boswell                                             35,211

28.     Lauren A. Daman MD PC Pension                               35,211

29.     Sidney N. & Candace C. Sweet                                35,211

30.     John Peter Christensen                                      35,211

31.     Mark Hoffbauer                                              30,985

32.     Wesley Eng                                                  29,577

33.     Andrew Robert Mitchell                                      28,169

34.     Byron R. Johnson                                            28,169

35.     Jeffrey D. White                                            28,169

36.     Robert A. & Miriam B. Booth                                 28,169

37.     Lauren A. Daman MD                                          21,126

38.     Ron Moore -- Louise Moore                                   20,281

39.     James E. Meikrantz                                          20,281

40.     James E. Raz                                                20,281

41.     David Rogers                                                17,605

42.     Janet L. Eggers                                             14,084

                                                              Number of Shares
No.                 Name and Address                         Underlying Warrant
---                 ----------------                         ------------------

43.     Salvator Milazzo & Joan Milazzo                             14,084

44.     Tom Reinken                                                 14,084

45.     Rowlett W. Bryant                                           14,084

46.     David Parrish                                               14,084

47.     Joseph Chyzy                                                11,267

48.     German Gonzalez                                              7,042

49.     Sherry & Donald Aspinwall                                    6,478

                                   APPENDIX A

                               FORM OF ASSIGNMENT

                                   APPENDIX B

                             FORM OF EXERCISE NOTICE